Q3 2021 Earnings Call

RGC Resources

August 9, 2021



10 2
Dr Pepper
4


Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and rate growth in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA, technical, political or regulatory issues with natural gas exploration, production or transportation, impact of increased natural gas demand on natural gas price, relative cost of alternative fuel sources, lower demand for natural gas, regulatory, legal, technical, political or economic issues frustrating system or area expansion, regulatory, legal, technical, political or economic issues that may affect MVP, delay in completion of MVP, increase in cost to complete MVP, including by an increase in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs, economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company’s most recent Annual Report on Form 10-K and, if applicable, Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company’s website at www.rgcresources.com. Additionally, the COVID-19 pandemic creates significant economic uncertainty for the foreseeable future.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
- 2021 Outlook
- Questions


Environmental
Social
Governance
www.rgcresources.com/ESG

Customer Growth

- 62,700 total customers





- 5 miles main
- 460 services

Q3 Gas Volumes



Volumes Delivered (DTH)
Q3 2020
Q3 2021
Thousands
1,400
1,200
1,000
800
600
400
200
-
Residential
Commercial
Industrial

2021 vs 2020

Total Volumes	(20%)
Residential and Commercial	2%
HDD	(24%)

YTD Gas Volumes


Volumes Delivered (DTH)
YTD 2020
YTD 2021
Thousands
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Residential
Commercial
Industrial

2021 vs 2020

Total Volumes	(3%)
Residential and Commercial	6%
HDD	1%

Roanoke Gas Fiscal CapEx


$18.5
$16.5
$14.5
$12.5
$10.5
$8.5
$6.5
$4.5
$2.5
$0.5
Millions
2020
2021
Total Capital Expenditures


Other Capital $4.0
SAVE Rider $6.7
Customer Growth & System Expansion $4.3

$2.0 million or
12% decrease

Consolidated Financial Results

For the periods ended June 30,

(Presented in thousands, except per share data)

	Third Quarter		Year to Date		Twelve Months Ended	
	2021	2020	2021	2020	2021	2020
Operating revenues	$ 14,049	$ 11,072	$ 61,820	$ 53,295	$ 71,600	$ 63,147
Operating expenses	12,507	9,736	47,596	39,878	58,276	49,239
Operating income	1,542	1,336	14,224	13,417	13,324	13,908
Equity in earnings of unconsolidated affiliate	134	1,206	1,487	3,488	2,813	4,470
Other income, net	130	52	747	529	856	638
Interest expense	1,000	986	3,028	3,110	4,017	4,093
Income before income taxes, net	806	1,608	13,430	14,324	12,976	14,923
Income tax expense	195	401	3,328	3,430	3,204	3,574
Net income	**$ 611**	**$ 1,207**	**$ 10,102**	**$ 10,894**	**$ 9,772**	**$ 11,349**
Basic earnings per share	**$ 0.07**	**$ 0.15**	**$ 1.23**	**$ 1.34**	**$ 1.19**	**$ 1.40**
Diluted earnings per share	**$ 0.07**	**$ 0.15**	**$ 1.23**	**$ 1.34**	**$ 1.19**	**$ 1.40**

2021 Outlook

- Capital
- MVP
- EPS



Roanoke Gas CapEx


Roanoke Gas Fiscal 2021
Capital Forecast
26%
43%
31%

SAVE Infrastructure Rider	$ 9.1
Customer Growth & System Expansion	6.7
Utility Maintenance and LNG Upgrades	5.5
Total	$21.3

Mountain Valley PIPELINE

MVP Investment (cumulative)



In-service
YTD 2021
2020
2019
$65.0
$12.0
$49.5
$45.3
$37.6
$-
$20
$40
$60
$80
($mm)
Cash Investment
AFUDC

Update

- Construction resumed
- Project 92% complete
- Target summer 2022

equitrans Midstream | NextEra Energy | conEdison | WGL Midstream | RGC Midstream

Workers for the Mountain Valley Pipeline weld together sections of pipe near Lindside, WV. (Jenny Harnish/The Register-Herald)

EPS Analysis



$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.95
$0.05
$0.90
$1.08
$0.15
$0.93
$1.30
$0.29
$1.01
$1.14
$1.08
2018 Actual
2019 Actual
2020 Actual
2021 Forecast
EPS (net Midstream)
Midstream EPS
Range
Implied Dividend Payout Ratio:
64.9%
68.5%

RGC Resources™